Exhibit 99.1

Plenity® National Media Campaign Kicking Off Today Challenges Restrictive Dieting Norms

Plenity is designed to help people feel satisfied with smaller portions so they can eat less and lose weight, while enjoying the foods they love

Gelesis®, the maker of Plenity, began trading on the New York Stock Exchange earlier this month

BOSTON, JANUARY 31, 2022 – Who said losing weight has to be miserable? The debut “Who Said?” campaign from Plenity, launching today across the US, challenges many long-held cultural and societal assumptions around weight loss. Plenity’s multichannel campaign will encompass TV, digital, social, and Out of Home (OOH) to grow awareness of Plenity’s novel approach to weight management. The campaign aims to empower the 70% of Americans who struggle with excess weight to think about weight loss in a new way – with less deprivation thanks to Plenity.

“We’ve had a tremendous response to Plenity in its initial, limited release period and are thrilled to now launch it to a wider audience in this debut campaign. People are disheartened with the way much of the world views weight and weight loss. Restrictive food rules, black and white thinking, taboo conversations tiptoeing around our bodies—it is confusing and frustrating,” said David Pass, Pharm.D., Chief Commercial and Operating Officer of Gelesis (NYSE: GLS), the maker of Plenity. “If weight management is a road you’re on, we’re in your corner.”

The campaign was developed with The&Partnership and features TV & digital spots from acclaimed MJZ directing duo Hoffman / Metoyer (Apple, Coke, Ford, Marriott, Etsy). Still photography for the campaign was shot by noted art and celebrity photographer Magdalena Wosinska. m/SIX is leading the media buy for the campaign.

Plenity is transforming weight management with a clinically proven approach inspired by raw vegetables. Plenity is designed to help people feel satisfied with smaller portions so they can eat less and lose weight, while enjoying foods they love. It is FDA-cleared to aid in weight management in adults with excess weight or obesity, as defined by a Body Mass Index (BMI) of 25 to 40 kg/m², when used in conjunction with diet and exercise. It is taken orally as three capsules with 16 ounces of water twice a day, 20 minutes before lunch and dinner. Plenity is not a drug or supplement. Instead it uses a novel biomimetic approach inspired by the composition and mechanical properties of vegetables that makes adults feel fuller with smaller portions. In clinical trials, 6 out of 10 adults had clinically meaningful weight loss (on average they lost 22 pounds, or ~3.5 inches from their waist) and the safety profile was similar to placebo.

Gelesis has taken a unique go to market approach with Plenity and is committed to broadening access to expert-endorsed clinical care for weight management. In order to overcome the many frictions people have traditionally experienced, the product is available by prescription via a free telehealth consultation (with leading industry partner Ro), with unlimited follow-up visits as needed, as well as through a traditional healthcare provider experience. Notably, in an analysis of 20,000 Plenity members, 70% had never tried a prescription weight management product before, indicating Plenity is bringing new people into the category of prescription weight management products. Approximately 50% of members said they would not have seen their doctor for a prescription if telehealth had not been available. The Plenity experience is further bolstered by robust complimentary journey support, packaging designed to help people integrate Plenity into one’s lifestyle, and transparent pricing.

The “Who Said?” campaign builds upon a New York City activation in December, where Plenity created an edible billboard in the East Village’s Astor Place to challenge the idea that people can’t eat the foods they love while losing weight. The Astor Place billboard was made with thousands of seasonal holiday cakes. Plenity invited people to enjoy free dessert, reinforcing the notion that the holiday treats you love can fit into a balanced diet, no matter your health goals.

Previous marketing efforts around Plenity were limited to search and social media marketing as Gelesis built out a commercial-scale manufacturing facility. The response from these limited marketing efforts was very encouraging. Gelesis began trading on the New York Stock Exchange earlier this month in conjunction with a capital raise to support the launch of Plenity. Based on available cash, ramped up manufacturing, and commercial timelines, Gelesis currently anticipates that its 2022 revenue will be approximately $58 million in its first year of full launch.

“We believe we are well positioned to address the huge market need in weight management. We have the widest label of any prescription weight management product—150 million Americans could be eligible for treatment with Plenity—and the long-term potential of our company is exciting,” said Yishai Zohar, founder and CEO of Gelesis. “We anticipate a dramatic increase in revenue growth year over year.”

Important Safety Information about Plenity

●	Patients who are pregnant or are allergic to cellulose, citric acid, sodium stearyl fumarate, gelatin, or titanium dioxide should not take Plenity.
●	To avoid impact on the absorption of medications:
o	For all medications that should be taken with food, take them after starting a meal.
o	For all medications that should be taken without food (on an empty stomach), continue taking on an empty stomach or as recommended by your physician.
●	The overall incidence of side effects with Plenity was no different than placebo. The most common side effects were diarrhea, distended abdomen, infrequent bowel movements, and flatulence.
●	Contact a doctor right away if problems occur. If you have a severe allergic reaction, severe stomach pain, or severe diarrhea, stop using Plenity until you can speak to your doctor.

Rx Only. For the safe and proper use of Plenity or more information, talk to a healthcare professional, read the Patient Instructions for Use, or call 1-844-PLENITY.

About Gelesis

Gelesis Holdings Inc. (NYSE: GLS) (“Gelesis”) is a consumer-centered biotherapeutics company advancing a novel category of treatments for weight management and gut related chronic diseases. Our non-systemic superabsorbent hydrogels are the first and only made entirely from naturally derived building blocks, and they are inspired by the composition (i.e., water & cellulose) and mechanical properties (e.g., elasticity or firmness) of raw vegetables. They are conveniently administered in capsules to create a much larger volume of small, non-aggregating hydrogel pieces that become an integrated part of the meals, and act locally in the digestive system. Our portfolio includes Plenity®, an FDA-cleared product to aid in weight management, as well as potential therapies in development for patients with Type 2 Diabetes, Non-alcoholic Fatty Liver Disease (NAFLD)/Non-alcoholic Steatohepatitis (NASH), and Functional Constipation. For more information, visit gelesis.com, or connect with us on Twitter @GelesisInc.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to Gelesis’ business combination with Capstar and its expected benefits, Gelesis’ performance following the business combination, the competitive environment in which Gelesis operates, the expected future operating and financial performance and market opportunities of Gelesis and statements regarding Gelesis’ expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Gelesis assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Gelesis gives no assurance that any expectations set forth in this press release will be achieved. Various risks and uncertainties (some of which are beyond our control) or other factors could cause actual future results, performance or events to differ materially from those described herein. Some of the factors that may impact future results and performance may include, without limitation: (i) the size, demand and growth potential of the markets for Plenity® and Gelesis’ other product candidates and Gelesis’ ability to serve those markets; (ii) the degree of market acceptance and adoption of Gelesis’ products; (iii) Gelesis’ ability to develop innovative products and compete with other companies engaged in the weight loss industry; (iv) Gelesis’ ability to finance and complete successfully the commercial launch of Plenity® and its growth plans, including new possible indications and the clinical data from ongoing and future studies about liver and other diseases; (v) failure to realize the anticipated benefits of the business combination, including as a result of a delay or difficulty in integrating the businesses of Capstar and Gelesis; (vi) the ability of Gelesis to issue equity or equity-linked securities or obtain debt financing in the future; (vii) the outcome of any legal proceedings instituted against Capstar, Gelesis, or others in connection with the business combination; (viii) the ability of Gelesis to maintain its listing on the New York Stock Exchange; (ix) the risk that the business combination disrupts current plans and operations of Gelesis as a result of Gelesis being a publicly listed issuer; (x) the regulatory pathway for Gelesis’ products and responses from regulators, including the FDA and similar regulators outside of the United States; (xi) the ability of Gelesis to grow and manage growth profitably, maintain relationships with customers and suppliers and retain Gelesis’ management and key employees; (xii) costs related to the business combination, including costs associated with the Gelesis being a publicly listed issuer; (xiii) changes in applicable laws or regulations; (xiv) the possibility that Gelesis may be adversely affected by other economic, business, regulatory and/or competitive factors; (xv) Gelesis’ estimates of expenses and profitability; (xvi) ongoing regulatory requirements, (xvii) any competing products or technologies that may emerge, (xviii) the volatility of the telehealth market in general, or insufficient patient demand; (xix) the ability of Gelesis to defend its intellectual property and satisfy regulatory requirements; (xx) the impact of the COVID 19 pandemic on Gelesis’ business; (xxi) the limited operating history of Gelesis; and (xxii) those factors discussed in Capstar’s joint proxy/prospectus filed with the SEC on December 27, 2021, under the heading “Risk Factors”, and other documents of Gelesis filed, or to be filed, with the SEC, by Gelesis. These filings address other important risks and uncertainties that could cause actual results and events to differ materially from those contained in the forward-looking statements.

Contacts

Media Relations

Katie Sullivan

ksullivan@gelesis.com

Investor Relations

Lynne Collier, ICR

lynne.collier@icrinc.com

Source: Gelesis, Inc.